Form 3 Joint Filer Information

Name: 				Maryanne K. Snyder

Address:				15207 NE 68th Street
					Redmond, Washington 98052

Designated Filer: 		Gregory P. Lowney

Issuer & Ticker Symbol: 	Olympic Cascade Financial Corporation
OLY)

Date of Event
Requiring Statement: 	December 28, 2001

Signature:			/s/ Maryanne K. Snyder (By Adrian I.
					Kuzycz by Power of Attorney)
					Maryanne K. Snyder